EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form SB-2 (File Nos. 333-125267 and 333-124273) of Markland Technologies, Inc., of our report dated October 11, 2005 relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-KSB for the years ended June 30, 2005 and 2004.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
October 11, 2005